UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
March 5, 2010
Date of Report (date of earliest event reported)
Eastman Kodak Company

(Exact name of Registrant as specified in its charter)

New Jersey	1-87	16-0417150

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
343 State Street
Rochester, New York 14650
(Address of principal executive office) (Zip Code)
(585) 724-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Index to Exhibits
EX-4.1
EX-10.1
EX-10.2
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation
     On March 5, 2010, Eastman Kodak Company (the “Company”) entered into an Indenture (the “Indenture”) by and among the Company, the Subsidiary Guarantors (as defined below) and The Bank of New York Mellon, as trustee and as second lien collateral agent, relating to the issuance by the Company of $500 million aggregate principal amount of its 9.75% Senior Secured Notes due 2018 (the “Notes”). The net proceeds to the Company from the sale of the Notes were approximately $479 million. Certain terms and conditions of the Notes and the Indenture are as follows:
      Interest
     The Notes bear interest at the rate of 9.75% per annum, which is payable semiannually in arrears on March 1 and September 1 of each year beginning on September 1, 2010.
      Ranking
     The Notes are the Company’s senior secured obligations and rank senior in right of payment to any future subordinated indebtedness; rank equally in right of payment with all of the Company’s existing and future unsubordinated indebtedness; are effectively senior in right of payment to the Company’s existing and future unsecured indebtedness to the extent of the collateral securing the Notes; are effectively subordinated in right of payment to indebtedness secured by first-priority liens, including indebtedness under the Company’s amended and restated credit agreement, dated as of March 31, 2009, as amended (the “Credit Agreement”), or secured by assets that are not part of the collateral securing the Notes, in each case to the extent of the collateral securing such indebtedness; and effectively are subordinated in right of payment to all existing and future liabilities, including trade payables, of the Company’s non-guarantor subsidiaries.
      Guarantees
     The Notes are fully and unconditionally guaranteed (the “Guarantees”) on a senior secured basis by each of the Company’s existing and future wholly-owned direct and indirect domestic subsidiaries, subject to certain exceptions (the “Subsidiary Guarantors”). Each Guarantee of the Subsidiary Guarantors ranks senior in right of payment to all existing and future subordinated indebtedness of the applicable Subsidiary Guarantor; ranks equally in right of payment with all existing and future unsubordinated indebtedness of the applicable Subsidiary Guarantor; is effectively senior in right of payment to the applicable Subsidiary Guarantor’s existing and future unsecured indebtedness to the extent of the collateral securing the Guarantees; is effectively subordinated in right of payment to its guarantees secured by first-priority liens, including its guarantee under the Credit Agreement, or secured by assets that are not part of the collateral securing the Guarantees, in each case to the extent of the collateral securing such Guarantees; and is effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of any subsidiary of a Subsidiary Guarantor that is not also a guarantor of the Notes.
      Security
     The Notes and the Guarantees are secured by second-priority liens, subject to permitted liens, on substantially all of the Company’s domestic assets and substantially all of the domestic assets of the Subsidiary Guarantors pursuant to the Security Agreement (as defined below) executed and delivered in connection with the closing of the Notes. Additional terms and conditions regarding the Security Agreement are described below.

      Optional Redemption
     At any time prior to March 1, 2014, the Company may redeem the Notes, in whole or in part, at a purchase price of 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date, plus a “make-whole” premium. At any time and from time to time on or after March 1, 2014, the Company may redeem the Notes, in whole or in part, at certain redemption prices expressed as percentages of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. In addition, before March 1, 2013, the Company may redeem up to 35% of the Notes at a redemption price equal to 109.75% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the redemption date, using proceeds from certain equity offerings, provided that the redemption takes place within 120 days after the closing of the related equity offering, and not less than 65% of the original aggregate principal amount of the Notes remains outstanding immediately thereafter.
      Change of Control
     Upon the occurrence of a change of control, as defined in the Indenture, each holder of the Notes has the right to require the Company to repurchase some or all of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the repurchase date.
      Covenants
     The Indenture contains covenants limiting, among other things, the Company’s ability and the ability of the Company’s restricted subsidiaries (as defined in the Indenture) to:
•	incur additional debt or issue certain preferred stock;

•	pay dividends or make distributions in respect of capital stock or make other restricted payments;

•	make principal payments on, or purchase or redeem subordinated indebtedness prior to any scheduled principal payment or maturity;

•	make certain investments;

•	sell assets;

•	create liens on assets;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s and its subsidiaries’ assets, taken as a whole;

•	enter into certain transactions with affiliates; and

•	designate the Company’s subsidiaries as unrestricted subsidiaries.
These covenants are subject to a number of important exceptions and qualifications.

      Events of Default
     The following constitute events of default under the Indenture that could, subject to certain conditions, cause the Notes to become immediately due and payable:
•	the Company defaults in the payment of the principal of any Note when due;

•	the Company defaults in the payment of any interest on any Note when due, and such default continues for a period of 30 days;

•	the Company fails to make an offer to purchase and accept and pay for Notes tendered when and as required pursuant to the covenants relating to changes in control or asset sales;

•	the Company defaults under any other provision of the Indenture or the Notes that continues for 60 days after written notice to the Company by the trustee or the holders of at least 25% of the aggregate principal amount of the Notes;

•	there occurs with respect to any debt of the Company or any of its subsidiaries having an outstanding principal amount of $50 million or more in the aggregate (i) an event of default that results in such debt being due and payable prior to its scheduled maturity or (ii) failure to make a principal payment at scheduled maturity and, in each case, such defaulted payment is not made, waived or extended within the applicable grace period;

•	one or more final judgments or orders for the payment of money are rendered against the Company or any of its subsidiaries and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged to exceed $50 million (in excess of amounts which the Company’s insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement is not in effect;

•	certain events of bankruptcy or insolvency of the Company or any of its significant subsidiaries;

•	any Guarantee ceases to be in full force and effect (other than in accordance with the terms of the Indenture) or a Subsidiary Guarantor denies or disaffirms its obligations under its Guarantee; and

•	the liens created by the Security Agreement do not constitute a valid and (to the extent required by the Indenture) perfected lien on any material portion of the collateral, subject to certain exceptions, or the Security Agreement shall be terminated or cease to be in full force and effect (other than in accordance with its terms) or the Company or any Subsidiary Guarantor contests the enforceability of the Security Agreement.
     The foregoing description of the Indenture in this report is a summary only and is qualified in its entirety by the terms of the Indenture, which is attached hereto as Exhibit 4.1, and incorporated herein by reference.
      Security Agreement
     In connection with the issuance of the Notes, the Company and the Subsidiary Guarantors entered into a security agreement, dated as of March 5, 2010, with The Bank of New York Mellon, as collateral agent (the “Security Agreement”), pursuant to which the Notes and the Guarantees are secured by second-priority liens, subject to permitted liens, on substantially all of the Company’s domestic assets and substantially all of the domestic assets of the Subsidiary Guarantors.

     The foregoing description of the Security Agreement in this report is a summary only and is qualified in its entirety by the terms of the Security Agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.
Item 8.01 Other Events.
     On March 10, 2010, the Company issued a press release announcing the expiration and final results of its tender offer to purchase up to $200 million of its outstanding 7.25% Senior Notes due 2013. A copy of this press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

4.1	Indenture, dated as of March 5, 2010, by and among the Company, the Subsidiary Guarantors and The Bank of New York Mellon, as trustee.

10.1	Security Agreement, dated as of March 5, 2010, by and among the Company, the Subsidiary Guarantors and The Bank of New York Mellon, as collateral agent.

10.2	Collateral Trust Agreement, dated as of March 5, 2010, by and among the Company, the Subsidiary Guarantors and The Bank of New York Mellon, as collateral agent.

99.1	Press Release, dated March 10, 2010, Announcing the Expiration and Final Results of the Company’s Tender Offer for its 7.25% Senior Notes Due 2013.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

March 10, 2010	By:	/s/ William G. Love
William G. Love
Treasurer

Index to Exhibits

Exhibit
Number	Description
4.1	Indenture, dated as of March 5, 2010, by and among the Company, the Subsidiary Guarantors and The Bank of New York Mellon, as trustee.

10.1	Security Agreement, dated as of March 5, 2010, by and among the Company, the Subsidiary Guarantors and The Bank of New York Mellon, as collateral agent.

10.2	Collateral Trust Agreement, dated as of March 5, 2010, by and among the Company, the Subsidiary Guarantors and The Bank of New York Mellon, as collateral agent.

99.1	Press Release, dated March 10, 2010, Announcing the Expiration and Final Results of the Company’s Tender Offer for its 7.25% Senior Notes Due 2013.